EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 2 to the Registration Statement of NetSpeak Corporation on Form S-1 (File No. 333-22123) of our report dated January 24, 1997 (March 26, 1997 as to the sixth paragraph of Note 3), appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Fort Lauderdale, Florida
May 8, 1997